SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Esperanza Crossing

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, Citizens, Inc. (“Company”) entered into a new employment agreement, effective January 1, 2019 (the “Employment Agreement”) with Geoffrey M. Kolander, Chief Executive Officer and President of the Company (the “Executive”). The Company entered into the Employment Agreement following a review of the Executive’s compensation package by the Compensation Committee of the Board of Directors, which was assisted in its review by an independent compensation consultant. The Employment Agreement replaces and supersedes the Executive’s prior employment agreement dated January 16, 2017, as amended by an amendment dated October 15, 2018.

Below is a summary of certain key terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1, and is incorporated herein by reference. Capitalized terms used but not defined below have the meanings set forth in the Employment Agreement.

Term. The Employment Agreement has an initial term of three (3) years from January 1, 2019 (the “Effective Date”) and will automatically renew on each anniversary of the Effective Date unless either the Company or the Executive provides at least 90 days’ notice not to renew.

Base Salary. The Executive’s annual base salary will be $1,000,000.

Annual Bonus and Retention Bonus. The Executive will be eligible to receive an annual bonus of 120% of base salary. In addition, the Executive will be eligible to receive a cash retention bonus of $300,000, which will be payable within fifteen (15) days of December 15, 2019, subject to the Executive’s continued employment on the payment date.

Restricted Stock Unit Awards. The Executive will be entitled to receive an immediate one-time grant with a value of $1,000,000 in restricted stock units upon execution of the Employment Agreement (the “One Time Grant”). The One Time Grant will vest immediately upon execution of the Employment Agreement. In addition, beginning in 2020, the Executive will be granted restricted stock units with a value of $1,200,000 annually.

Benefits. The Executive will be eligible to participate in the Company’s employee benefit plans and programs available generally to other executives of the Company. The Executive will also be eligible for a reimbursement by the Company for all costs and expenses in connection with the Executive’s enrollment in the Northwestern/Kellogg School of Business executive MBA program.

Payments upon Termination without Good Reason or Termination with Cause. If the Executive terminates his employment without Good Reason or if the Executive’s employment is terminated by the Company for Cause, the Executive will be entitled to receive base salary, annual bonus, Kellogg reimbursement and other compensation and benefits accrued through the date of termination, which reimbursement obligation shall survive the termination of the Employment Agreement.

Payments upon Death or Disability, Termination without Cause after January 1, 2021 or Termination for Good Reason. If the Executive’s employment is terminated (A) due to the Executive’s death or disability, (B) by the Company without Cause at any time after January 1, 2021 or (C) by the Executive for Good Reason, then, in each case, the Executive will be entitled to receive (i) base salary, annual bonus, Kellogg reimbursement, unpaid retention bonus and any other compensation and benefits accrued through the date of termination and (ii) severance payments and benefits equal to three (3) times Executive’s base salary and annual bonus, including acceleration of all unvested restricted stock units, payable within thirty (30) days following the termination, subject to Executive signing a release agreement agreed to by the Company and the Executive, the form of which is attached to the Employment Agreement.

Payments upon a Change of Control or Termination without Cause on or before January 1, 2021. If the Executive’s employment is terminated (A) by the Executive within eighteen (18) months of a Change in Control, (B) by the Company without Cause within eighteen (18) months of a Change in Control or (C) by the Company without Cause at any time on or before January 1, 2021 (not in connection with a Change in Control), the Executive will be entitled to receive (i) his base salary, annual bonus, Kellogg reimbursement, unpaid retention bonus and any other compensation and benefits accrued through the date of termination and (ii) severance payments and benefits equal to four (4) times Executive’s base salary and annual bonus, including acceleration of all unvested restricted stock units, payable within thirty (30) days following the termination, subject to the Executive signing a release agreement agreed to by the Company and the Executive, the form of which is attached to the Employment Agreement.

Good Reason. The Employment Agreement defines “Good Reason” generally to mean:

•	A reduction in Executive’s base salary;

•	A breach by the Company of a material term or provision of the Employment Agreement and such breach is not cured within thirty (30) days from the date Executive provides written notice to Company;

•	A material demotion or change in Executive’s title or responsibilities where such reduction is not cured within thirty (30) days from the date Executive provides written notification to Company; or

•	A change of the Executive’s office to a location more than thirty (30) miles from Company’s present office location.

Cause. The Employment Agreement defines “Cause” generally to mean any intentional act of fraud, misappropriation of funds, embezzlement or material dishonesty committed by Executive in connection with Executive’s employment to the detriment of the Company as evidenced by the filing of a criminal complaint by law enforcement.

Change in Control. The Employment Agreement defines a “Change in Control” generally to mean:

•	the dissolution or liquidation of the Company;

•

the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter;

•	a sale of all or substantially all of the assets of the Company to another person or entity;

•

regulatory approval of the transfer of any shares of the Company’s Class B common stock from the Harold E. Riley Trust to any individual, entity or “group,” other than regulatory approval of a transaction wherein the Company is the first to repurchase the Class B common stock directly from the Harold E. Riley Trust or the Harold E. Riley Foundation;

•	the exercise of a power of attorney granted by Harold E. Riley or control over the Company’s Class B common stock by the Harold E. Riley Trust or the Harold E. Riley Foundation;

•	any transaction that results in any person or entity or “group” owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or

•	individuals who, as of the effective date of the Employment Agreement, constitute the Board cease for any reason to constitute at least a majority of the Board.

Restrictive Covenants. The Employment Agreement also includes restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective January 1, 2019, by and between Citizens, Inc. and Geoffrey M. Kolander

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander
President and Chief Executive Officer

Date: January 25, 2019